Exhibit 99.1

NEWS

CONTACT:	Mike Keim
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2511, keimm@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA – UNIVEST

BANK AND TRUST CO. – REPORTS SECOND QUARTER EARNINGS

SOUDERTON, Pa., July 24, 2013 – Univest Corporation of Pennsylvania (“Univest”) (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced financial results for the quarter ended June 30, 2013. Univest reported net income of $4.8 million or $0.29 diluted earnings per share for the quarter ended June 30, 2013, a slight increase over the reported net income of $4.8 million or $0.28 diluted earnings per share for the quarter ended June 30, 2012. Net income for the six months ended June 30, 2013 was $10.2 million or $0.61 diluted earnings per share, a 2% increase in net income compared to $10.0 million or $0.60 diluted earnings per share for the comparable period in the prior year.

Loans

Gross loans and leases increased $18.1 million from December 31, 2012 and $34.5 million from June 30, 2012. The growth in loans from the prior year-end and comparable quarter in 2012 occurred in commercial and residential loans and equipment financing. Despite some positive economic indicators boosting confidence, overall credit demand and utilization of lines by businesses and consumers remained light.

Deposits

Total deposits grew $129.1 million from June 30, 2012, primarily due to an increase in demand deposits and new customers choosing Univest. Total deposits were up $7.7 million from December 31, 2012, mainly due to a product change for existing business and municipal customers which resulted in approximately $68.1 million of customer repurchase agreements, classified as borrowings, being transferred to interest-bearing demand deposits. This transfer was partially offset by a decrease in public fund deposits of $58.6 million primarily due to municipalities.

Net Interest Income and Margin

Net interest income of $18.1 million in the second quarter of 2013 is consistent with the second quarter of 2012. The net interest margin on a tax-equivalent basis for the second quarter of 2013 was 3.84%, compared to 3.83% during the first quarter of 2013 and 3.97% in the second quarter of 2012. Net interest income decreased $260 thousand or 1% to $36.1 million for the six months ended June 30, 2013 compared to the same period in 2012. The net interest margin on a tax-equivalent basis for the six months ended June 30, 2013 was 3.83% compared to 3.96% for the six months ended June 30, 2012.

The declines in net interest income and net interest margin from the comparable periods in the prior year were primarily due to the re-investment of maturing and called investment securities into lower yielding investments as a result of the lower interest rate environment and lower rates on commercial and residential real estate loans due to re-pricing and the competitive environment. The declines in net interest income and net interest margin were partially offset by favorable re-pricing of savings accounts, customer repurchase agreements and certificates of deposit along with maturities of higher yielding certificates of deposit.

Non-Interest Income

Non-interest income for the quarter ended June 30, 2013 was $11.0 million, an increase of $3.0 million or 37% from the comparable period in the prior year. Non-interest income for the six months ended June 30, 2013 was $22.5 million, an increase of $3.4 million or 18% from the comparable period in the prior year. Insurance commission and fee income increased $541 thousand for the quarter and $992 thousand for the six-month period ended June 30, 2013, primarily a result of the acquisitions of the John T. Fretz Insurance Agency, Inc. on May 1, 2013 and Javers Group on May 31, 2012. Investment advisory commission and fee income increased $461 thousand for the quarter and $906 thousand for the six-month period ended June 30, 2013, primarily due to a 16.9% increase in assets under supervision. The net gain on sales of other real estate owned was $252 thousand during the second quarter and for the six months ended June 30, 2013, compared to a net loss on sales and write-downs of $1.1 million for the comparable periods in the prior year.

The housing market continues to show signs of improvement and Univest has experienced an increase in lending for home purchases; however, the increase in interest rates during the quarter has led to a decline in refinance activity. This shift has contributed to a slower pace of growth in mortgage banking activity.

During the second quarter of 2013, Univest submitted a redemption notice to the trustee resulting in the redemption of all of the trust preferred securities, with an aggregate principal balance of $20 million, issued by Univest Capital Trust I and recognized a $1.9 million loss on termination of an interest rate swap, which was used as a hedge of the trust preferred securities. Univest redeemed the trust preferred securities effective July 7, 2013 with settlement on July 8, 2013. Univest expects to save approximately $600 thousand in interest expense over the remainder of 2013 and approximately $1.1 million annually thereafter over what would have been the remaining term of the trust preferred securities and related interest rate swap. Separately, Univest sold $23.9 million in investment securities at a gain of $1.3 million during the second quarter of 2013.

Non-Interest Expense

Non-interest expense for the second quarter of 2013 was $19.3 million, an increase of $650 thousand or 3% compared to the second quarter of 2012. Salaries and benefits expenses increased $259 thousand primarily attributable to additional staff added through the Javers and Fretz acquisitions. Commission expense increased $755 thousand in the second quarter of 2013, compared to the same period in the prior year, mainly due to increased production activity and revenues generated in our mortgage banking, equipment finance, investment and insurance businesses. Other non-interest expense included a reduction to the contingent consideration liability related to the Javers acquisition which resulted in a reduction of expense of $959 thousand. While the acquisition remains accretive, the adjustment reflects that revenue levels necessary for an earn-out payment in the first year post-acquisition were not met and that revenue growth levels necessary to qualify for subsequent years’ earn-out payments to be made are unlikely to be achieved.

Non-interest expense for the six months ended June 30, 2013 was $39.5 million, an increase of $2.0 million or 5% from the comparable period in the prior year. Commission expense increased $1.4 million mainly due to increased production activity and revenues generated in our mortgage banking, equipment finance, investment and insurance businesses. Additionally, non-interest expense increased due to restructuring charges of $539 thousand recognized during the first quarter of 2013 and higher equipment and legal expenses. As previously discussed, other non-interest expense included a reduction to the contingent consideration liability related to the Javers acquisition which resulted in a reduction of expense of $959 thousand.

Asset Quality and Provision for Loan and Lease Losses

Non-accrual loans and leases, including non-accrual troubled debt restructured loans, decreased to $25.2 million at June 30, 2013, from $32.1 million at December 31, 2012 and $36.8 million at June 30, 2012. The decrease in non-accrual loans from December 31, 2012 was mainly due to charge-offs, foreclosures and pay-downs exceeding additions to non-accrual loans. Net loan and lease charge-offs were $4.0 million during the second quarter of 2013, primarily due to a single credit, compared to $1.4 million for the second quarter of 2012.

Non-accrual loans and leases as a percentage of total loans and leases (held for investment and nonaccrual loans held for sale) were 1.68% at June 30, 2013, compared to 2.17% at December 31, 2012 and 2.51% at June 30, 2012. Other real estate owned totaled $1.7 million at June 30, 2013, compared to $1.6 million at December 31, 2012 and $3.9 million at June 30, 2012. During the second quarter of 2013, two locations with an associated carrying balance of $2.1 million were sold at a gain of $252 thousand.

The provision for loan and lease losses was $3.4 million for the second quarter of 2013, compared to $1.3 million for the quarter ended June 30, 2012. The provision for loan and lease losses was $5.5 million for the six months ended June 30, 2013, compared to $5.4 million for the same period in the prior year. The allowance for loan and lease losses as a percentage of loans and leases held for investment was 1.65% at June 30, 2013, compared to 1.67% at December 31, 2012 and 2.08% at June 30, 2012. The allowance for loan and lease losses to nonaccrual loans and leases held for investment equaled 98.06% at June 30, 2013, compared to 77.01% at December 31, 2012 and 82.97% at June 30, 2012.

Capital

Univest continues to remain well-capitalized at June 30, 2013. Total risk-based capital at June 30, 2013 was 13.94%, well in excess of the regulatory minimum for well capitalized status of 10%.

On July 2, 2013, the Federal Reserve Board finalized its rule implementing the Basel III regulatory capital framework and related Dodd-Frank Act changes. The new rules require institutions to have more capital and a higher quality of capital by increasing the minimum regulatory capital ratios, narrowing the definition of capital and requiring capital buffers. The new rules are effective for Univest beginning January 1, 2015. Univest is continuing to review the impact of the rules and currently expects that its capital position will be adequate to meet the revised regulatory capital requirements.

During the quarter, Univest repurchased 84 thousand shares of common stock at a cost of $1.4 million under its Board approved stock repurchase program. Shares available for future repurchases under the plan totaled 397 thousand at June 30, 2013. Total shares outstanding at June 30, 2013 were 16,683,009.

Dividend

On May 29, 2013, Univest declared a quarterly cash dividend of $0.20 per share, payable on July 1, 2013. This represented a 4.12% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

About Univest Corporation of Pennsylvania

Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (UVSP) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.

# # #

This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

June 30, 2013

(Dollars in thousands)

Balance Sheet (Period End)	06/30/13	03/31/13	12/31/12	09/30/12	06/30/12
Assets	$2,255,601	$2,263,036	$2,304,841	$2,232,081	$2,188,727
Investment securities	485,460	508,751	499,579	515,256	439,092
Loans held for sale	3,609	3,606	4,530	6,146	1,333
Loans and leases held for investment, gross	1,499,993	1,487,375	1,481,862	1,469,511	1,465,449
Allowance for loan and lease losses	24,718	25,222	24,746	27,096	30,502
Loans and leases held for investment, net	1,475,275	1,462,153	1,457,116	1,442,415	1,434,947
Total deposits	1,873,051	1,814,610	1,865,333	1,777,930	1,743,922
Noninterest-bearing deposits	398,906	380,447	368,948	334,856	334,828
NOW, money market and savings	1,175,129	1,127,643	1,164,874	1,101,147	1,052,217
Time deposits	299,016	306,520	331,511	341,927	356,877
Borrowings	66,007	124,895	117,276	132,920	121,878
Shareholders’ equity	279,588	284,784	284,277	281,589	277,316

	For the three months ended,					For the six months ended,
Balance Sheet (Average)	06/30/13	03/31/13	12/31/12	09/30/12	06/30/12	06/30/13	06/30/12
Assets	$2,251,298	$2,233,147	$2,264,863	$2,214,283	$2,173,698	$2,242,272	$2,177,119
Investment securities	495,154	497,032	499,017	474,523	450,482	496,088	453,997
Loans and leases, gross	1,478,309	1,484,043	1,478,156	1,465,897	1,460,275	1,481,160	1,458,797
Deposits	1,812,100	1,790,108	1,823,707	1,771,454	1,726,441	1,801,165	1,725,376
Shareholders’ equity	284,491	285,558	286,980	280,172	277,621	285,021	276,346

Asset Quality Data (Period End)	06/30/13	03/31/13	12/31/12	09/30/12	06/30/12

Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$25,207	$28,887	$32,132	$30,525	$36,762
Accruing loans and leases 90 days or more past due	521	366	441	690	384
Accruing troubled debt restructured loans and leases	13,696	13,037	13,457	13,383	7,591
Other real estate owned	1,650	3,616	1,607	3,301	3,922
Nonperforming assets	41,074	45,906	47,637	47,899	48,659
Allowance for loan and lease losses	24,718	25,222	24,746	27,096	30,502
Nonaccrual loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	1.68%	1.94%	2.17%	2.07%	2.51%
Nonperforming loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	2.63%	2.84%	3.11%	3.03%	3.05%
Allowance for loan and lease losses / Loans and leases held for investment	1.65%	1.70%	1.67%	1.84%	2.08%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	98.06%	87.31%	77.01%	97.03%	82.97%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	62.70%	59.64%	53.76%	64.52%	68.18%

	For the three months ended,					For the six months ended,
	06/30/13	03/31/13	12/31/12	09/30/12	06/30/12	06/30/13	06/30/12
Net loan and lease charge-offs	$3,950	$1,598	$4,732	$5,616	$1,438	$5,548	$4,811
Net loan and lease charge-offs (annualized)/Average loans and leases	1.07%	0.44%	1.27%	1.52%	0.40%	0.76%	0.66%

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

June 30, 2013

(Dollars in thousands, except per share data)

	For the three months ended,					For the six months ended,
For the period:	06/30/13	03/31/13	12/31/12	09/30/12	06/30/12	06/30/13	06/30/12
Interest income	$19,461	$19,489	$19,988	$19,977	$20,258	$38,950	$40,689
Interest expense	1,353	1,546	1,838	1,958	2,111	2,899	4,378

Net interest income	18,108	17,943	18,150	18,019	18,147	36,051	36,311
Provision for loan and lease losses	3,446	2,074	2,382	2,210	1,343	5,520	5,443

Net interest income after provision	14,662	15,869	15,768	15,809	16,804	30,531	30,868
Noninterest income:
Trust fee income	1,779	1,734	1,902	1,625	1,625	3,513	3,250
Service charges on deposit accounts	1,098	1,086	1,128	1,122	1,079	2,184	2,179
Investment advisory commission and fee income	1,811	1,701	1,407	1,350	1,350	3,512	2,606
Insurance commission and fee income	2,598	2,718	2,078	2,129	2,057	5,316	4,324
Bank owned life insurance income	413	504	365	463	336	917	1,842
Net gain on sales of investment securities	1,339	185	14	9	24	1,524	282
Net gain on mortgage banking activities	1,416	1,696	1,571	2,171	1,074	3,112	2,346
Net gain (loss) on sales and write downs of other real estate owned	252	—	(181)	(621)	(1,071)	252	(1,102)
Loss on termination of interest rate swap	(1,866)	—	—	—	—	(1,866)	—
Other income	2,151	1,851	2,094	2,613	1,526	4,002	3,294

Total noninterest income	10,991	11,475	10,378	10,861	8,000	22,466	19,021
Noninterest expense:
Salaries and benefits	9,359	9,860	9,121	8,944	9,100	19,219	19,241
Commissions	2,388	2,115	2,042	1,884	1,633	4,503	3,055
Premises and equipment	2,620	2,581	2,664	2,597	2,513	5,201	4,941
Deposit insurance premiums	400	392	410	406	429	792	873
Restructuring charges	—	539	—	—	—	539	—
Other expense	4,519	4,749	5,475	5,227	4,961	9,268	9,402

Total noninterest expense	19,286	20,236	19,712	19,058	18,636	39,522	37,512

Income before taxes	6,367	7,108	6,434	7,612	6,168	13,475	12,377
Income taxes	1,537	1,710	1,358	1,842	1,405	3,247	2,351

Net income	$4,830	$5,398	$5,076	$5,770	$4,763	$10,228	$10,026

Per Common Share Data:
Book value per share	$16.76	$16.99	$16.95	$16.80	$16.55	$16.76	$16.55
Net income per share:
Basic	$0.29	$0.32	$0.30	$0.34	$0.28	$0.61	$0.60
Diluted	$0.29	$0.32	$0.30	$0.34	$0.28	$0.61	$0.60
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.40	$0.40
Weighted average shares outstanding	16,696,362	16,788,152	16,765,199	16,760,080	16,770,290	16,742,004	16,759,712
Period end shares outstanding	16,683,009	16,762,695	16,770,232	16,765,126	16,759,893	16,683,009	16,759,893

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

June 30, 2013

	For the three months ended,					For the six months ended,
Profitability Ratios (annualized)	06/30/13	03/31/13	12/31/12	09/30/12	06/30/12	06/30/13	06/30/12

Return on average assets	0.86%	0.98%	0.89%	1.04%	0.88%	0.92%	0.93%
Return on average shareholders’ equity	6.81%	7.67%	7.04%	8.19%	6.90%	7.24%	7.30%
Net interest margin (FTE)	3.84%	3.83%	3.80%	3.84%	3.97%	3.83%	3.96%
Efficiency ratio (1)	63.24%	65.61%	65.93%	62.84%	67.59%	64.43%	63.80%

Capitalization Ratios

Dividends declared to net income	69.05%	62.21%	66.06%	58.09%	70.48%	65.44%	66.89%
Shareholders’ equity to assets (Period End)	12.40%	12.58%	12.33%	12.62%	12.67%	12.40%	12.67%
Tangible common equity to tangible assets	9.76%	10.08%	9.88%	10.12%	10.11%	9.76%	10.11%

Regulatory Capital Ratios (Period End) (2)
Tier 1 leverage ratio	10.61%	11.71%	11.47%	11.48%	11.57%	10.61%	11.57%
Tier 1 risk-based capital ratio	12.67%	14.10%	14.35%	14.07%	14.38%	12.67%	14.38%
Total risk-based capital ratio	13.94%	15.37%	15.62%	15.34%	15.64%	13.94%	15.64%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

(2)	In accordance with regulatory guidance, the trust preferred securities were removed from Tier 1 Capital at June 30, 2013.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
	For the Three Months Ended June 30,
	2013			2012
Tax Equivalent Basis	Average Balance	Income/ Expense	Average Rate	Average Balance	Income/ Expense	Average Rate
Assets:
Interest-earning deposits with other banks	$41,903	$46	0.44%	$54,443	$38	0.28%
U.S. Government obligations	178,110	488	1.10	141,142	492	1.40
Obligations of state and political subdivisions	122,503	1,606	5.26	120,350	1,688	5.64
Other debt and equity securities	194,541	944	1.95	188,990	989	2.10

Total interest-earning deposits and investments	537,057	3,084	2.30	504,925	3,207	2.55

Commercial, financial, and agricultural loans	403,490	4,355	4.33	442,385	4,786	4.35
Real estate—commercial and construction loans	574,288	6,846	4.78	530,163	6,949	5.27
Real estate—residential loans	252,443	2,436	3.87	249,456	2,597	4.19
Loans to individuals	42,295	601	5.70	43,931	624	5.71
Municipal loans and leases	137,382	1,743	5.09	137,165	1,881	5.52
Lease financings	68,411	1,571	9.21	57,175	1,457	10.25

Gross loans and leases	1,478,309	17,552	4.76	1,460,275	18,294	5.04

Total interest-earning assets	2,015,366	20,636	4.11	1,965,200	21,501	4.40

Cash and due from banks	61,669			37,518
Reserve for loan and lease losses	(26,229)			(31,849)
Premises and equipment, net	32,611			34,395
Other assets	167,881			168,434

Total assets	$2,251,298			$2,173,698

Liabilities:
Interest-bearing checking deposits	$264,897	$37	0.06	$232,471	$41	0.07
Money market savings	322,808	78	0.10	309,712	122	0.16
Regular savings	537,410	78	0.06	503,481	183	0.15
Time deposits	302,896	962	1.27	364,306	1,308	1.44

Total time and interest-bearing deposits	1,428,011	1,155	0.32	1,409,970	1,654	0.47

Short-term borrowings	100,632	15	0.06	108,233	156	0.58
Subordinated notes and capital securities	20,619	183	3.56	22,111	301	5.48

Total borrowings	121,251	198	0.65	130,344	457	1.41

Total interest-bearing liabilities	1,549,262	1,353	0.35	1,540,314	2,111	0.55

Demand deposits, non-interest bearing	384,089			316,471
Accrued expenses and other liabilities	33,456			39,292

Total liabilities	1,966,807			1,896,077

Shareholders’ Equity:
Common stock	91,332			91,332
Additional paid-in capital	64,680			61,328
Retained earnings and other equity	128,479			124,961

Total shareholders’ equity	284,491			277,621

Total liabilities and shareholders’ equity	$2,251,298			$2,173,698

Net interest income		$19,283			$19,390

Net interest spread			3.76			3.85
Effect of net interest-free funding sources			0.08			0.12%

Net interest margin			3.84%			3.97

Ratio of average interest-earning assets to average interest-bearing liabilities	130.09%			127.58%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2013 and 2012 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
	For the Six Months Ended June 30,
	2013			2012
Tax Equivalent Basis	Average Balance	Income/ Expense	Average Rate	Average Balance	Income/ Expense	Average Rate
Assets:
Interest-earning deposits with other banks	$41,231	$81	0.40%	$56,948	$76	0.27%
U.S. Government obligations	176,269	965	1.10	144,144	1,011	1.41
Obligations of state and political subdivisions	122,097	3,185	5.26	118,634	3,396	5.76
Other debt and equity securities	197,722	1,839	1.88	191,219	2,223	2.34

Total interest-earning deposits and investments	537,319	6,070	2.28	510,945	6,706	2.64

Commercial, financial, and agricultural loans	420,865	9,031	4.33	441,646	9,528	4.34
Real estate—commercial and construction loans	559,657	13,504	4.87	532,121	13,937	5.27
Real estate—residential loans	254,926	4,891	3.87	248,375	5,202	4.21
Loans to individuals	42,537	1,197	5.67	44,214	1,254	5.70
Municipal loans and leases	135,924	3,459	5.13	135,530	3,702	5.49
Lease financings	67,251	3,128	9.38	56,911	2,829	10.00

Gross loans and leases	1,481,160	35,210	4.79	1,458,797	36,452	5.03

Total interest-earning assets	2,018,479	41,280	4.12	1,969,742	43,158	4.41

Cash and due from banks	50,929			36,237
Reserve for loan and lease losses	(25,740)			(31,878)
Premises and equipment, net	32,827			34,347
Other assets	165,777			168,671

Total assets	$2,242,272			$2,177,119

Liabilities:
Interest-bearing checking deposits	$254,550	$73	0.06	$226,416	$98	0.09
Money market savings	324,235	158	0.10	310,295	270	0.17
Regular savings	536,063	154	0.06	501,026	447	0.18
Time deposits	313,381	2,010	1.29	382,370	2,692	1.42

Total time and interest-bearing deposits	1,428,229	2,395	0.34	1,420,107	3,507	0.50

Short-term borrowings	101,533	32	0.06	113,244	262	0.47
Long-term debt	—	—	—	220	4	3.66
Subordinated notes and capital securities	20,799	472	4.58	22,298	605	5.46

Total borrowings	122,332	504	0.83	135,762	871	1.29

Total interest-bearing liabilities	1,550,561	2,899	0.38	1,555,869	4,378	0.57

Demand deposits, non-interest bearing	372,936			305,269
Accrued expenses and other liabilities	33,754			39,635

Total liabilities	1,957,251			1,900,773

Shareholders’ Equity:
Common stock	91,332			91,332
Additional paid-in capital	64,700			61,365
Retained earnings and other equity	128,989			123,649

Total shareholders’ equity	285,021			276,346

Total liabilities and shareholders’ equity	$2,242,272			$2,177,119

Net interest income		$38,381			$38,780

Net interest spread			3.74			3.84
Effect of net interest-free funding sources			0.09			0.12%

Net interest margin			3.83%			3.96

Ratio of average interest-earning assets to average interest-bearing liabilities	130.18%			126.60%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the six months ended June 30, 2013 and 2012 have been calculated using the Corporation’s federal applicable rate of 35.0%.